EXHIBIT 10.3

LTIP RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
NYSE EURONEXT OMNIBUS INCENTIVE PLAN

[Form of Agreement for Certain Management Committee Members]

This Agreement (this “Agreement”), entered into as of [●], 20__, by and between NYSE Euronext (together with its successors or any acquirer, including the Acquirer (as defined in Section 3 below), the “Company”) and [insert name] (the “Participant”).
WITNESSETH:
WHEREAS, the Company has adopted the NYSE Euronext Omnibus Incentive Plan (the “Plan”), which is administered by the committee appointed by the Company’s Board of Directors (the “Committee”); and
WHEREAS, pursuant to Section 10.1 of the Plan, the Committee may grant restricted stock units to the Participant, as an Eligible Employee.
NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Grant of Restricted Stock Units.
Subject to the restrictions and other conditions set forth herein and in the Plan, the Committee has authorized this grant of [insert number of shares of Common Stock covered by award] restricted stock units (the “RSUs”) to the Participant on [insert date] (the “Grant Date”). Each RSU shall entitle the Participant to receive one share of Common Stock (each, an “RSU Share”) in accordance with the terms of the Plan and this Agreement; provided, however, subject to Section [14][15], each RSU that vests prior to the date that the Company’s shareholders approve an amendment to the Plan that would permit the RSUs to be settled in shares of Common Stock shall entitle the Participant to receive an amount in cash (the “Cash Amount”) equal to the Fair Market Value of a share of Common Stock on the applicable vesting date (which, for purposes of clarity, is the last sales price reported for the Common Stock on such vesting date, or if such vesting date is not a trading day, on the first trading day following such vesting date) in accordance with the terms of the Plan and this Agreement.
2. Vesting and Distribution Schedule.
Subject to Sections 3 and 7, (a) the RSUs shall fully vest on the third anniversary of the Grant Date and (b) on or as soon as practicable following such date (and in all events not later than 60 days following such date), the Company shall distribute to the Participant one RSU Share (or, if applicable, the Cash Amount) with respect to each RSU. Upon any distribution of any of the RSU Shares (or, if applicable, any Cash Amount) under this Agreement, all obligations of the Company with respect to the corresponding RSUs shall be deemed satisfied.

3. Termination of Employment.
[(a)]    Upon a Termination of the Participant as a result of an Involuntary Termination (as defined below), [Retirement,] Disability or death, [the RSUs shall immediately become fully vested, and the]1 [the number of RSUs determined in accordance with Section 3(b) shall immediately become vested; provided, that if an Involuntary Termination occurs following the closing (the “Merger Closing”) of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger by and among the Company, IntercontinentalExchange, Inc., IntercontinentalExchange Group, Inc. (the “Acquirer”), Braves Merger Sub, Inc. and Baseball Merger Sub, LLC, dated as of March 19, 2013 (as may be amended from time to time, the “Merger Agreement”), the RSUs shall immediately become fully vested. The]2 Company shall distribute to the Participant (or, in the event of death, to his or her estate) one RSU Share (or, if applicable, the Cash Amount) for each [vested]3 RSU not later than 74 days following such Termination; provided that such accelerated vesting and distribution shall be subject to (x) any requirement set forth in an employment agreement entered into between the Participant and the Company or an Affiliate that is in effect as of the date of such Termination (the “Employment Agreement”)
_____________________________________________
1. The bracketed language is included in awards to employees in the United States.
2. The bracketed language is included in all awards other than those to employees in the United States.
3. The bracketed language is included in all awards other than those to employees in the United States.

to execute and not revoke a release of claims or (y) if no such employment agreement is then in effect, the Participant’s execution and non-revocation (not later than 60 days after such Termination) of a legally sufficient release in a form then to be provided by the Company. If the 74th day following such Termination occurs in the calendar year following the year in which such Termination occurs, such distribution shall be made in such following year on or prior to such 74th day.
[(b)    The number of RSUs that shall vest upon a Termination of the Participant as a result of an Involuntary Termination (other than an Involuntary Termination following the Merger Closing), Disability or death shall equal (i) the number of RSUs that are unvested as of immediately prior to such Termination, multiplied by (ii) the number of full calendar months during the period commencing on the Grant Date and ending on the date of such Termination, divided by (iii) 36.]4
[(c)]    Upon a Termination of the Participant for any reason other than as a result of an Involuntary Termination, [Retirement,] Disability or death, any RSUs that are unvested as of immediately prior to such Termination shall be forfeited.
[(d)] “Involuntary Termination” shall have the meaning assigned to such term (or a like term, including without limitation a termination of employment by the Company without “cause” or by the Participant for “good reason”) in the Employment Agreement, or if no such agreement is in effect as of the date of such Termination, shall mean the Termination of the Participant by (a) the Company or an Affiliate, without Cause, including (without limitation) pursuant to a formal division, department or organization-wide reduction in force or (b) the Participant following the [Merger Closing]5 [closing (the “Merger Closing”) of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger by and among the Company, IntercontinentalExchange, Inc., IntercontinentalExchange Group, Inc. (the “Acquirer”), Braves Merger Sub, Inc. and Baseball Merger Sub, LLC, dated as of March 19, 2013 (as may be amended from time to time, the “Merger Agreement”),]6 and a subsequent (i) reduction in the Participant’s base salary as in effect as of immediately prior to the Merger Closing or (ii) relocation of the Participant’s principal place of employment to a location that is more than 50 miles from the Participant’s principal place of employment as of immediately prior to the Merger Closing; provided that the Acquirer shall have the right to cure such reduction or relocation, as applicable, within 30 days after receipt of written notice of such reduction or relocation from the Participant, which written notice must be provided not later than 90 days after the Participant’s initial knowledge of such reduction or relocation, as applicable. If, upon the Participant’s Termination, the Participant does not have an employment agreement with the Company or an Affiliate that defines Involuntary Termination, each of the Committee (or, following the Merger Closing, any successor to the Committee or any committee of the Acquirer) and the Company’s senior Human Resources officer (and any designee thereof) shall have the discretion to determine whether the Participant’s employment has been terminated pursuant to an Involuntary Termination for purposes of the Plan and this Agreement. Such decision shall be final and binding on the Participant, the Company, its Affiliates and all of their respective successors and assigns.
4. Rights as a Stockholder; Transferability.
The Participant shall have no rights as a stockholder with respect to the RSU Shares, if applicable, unless and until the Participant has become the holder of record upon distribution of such RSU Shares. Adjustments shall be made for dividends in cash or other property, distributions or other rights with respect to the RSUs or, if applicable, the RSU Shares only to the extent expressly provided in Section 10 or the Plan. Unless and until the RSU Shares, if applicable, are distributed to the Participant, such RSU Shares shall not be Transferable by the Participant.
5. Withholding.
The Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes [, including personal social security contributions,]7 [, including, without limitation, withholding obligations under the “pay as you earn” (PAYE) system and national insurance and social security liabilities]8 that the Company is required to withhold at any time with respect to the RSUs and the RSU Shares (or, if applicable, the Cash Amounts), including by the Company withholding a number of RSU Shares, if applicable, to be delivered hereunder, or an amount in cash (including from the Cash Amounts, if applicable), necessary to satisfy the minimum withholding obligations based on the Fair Market Value of such RSU Shares, if applicable, on the delivery date. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from [the Participant’s normal pay or other]9 amounts payable to the Participant [(other than normal pay)]10 to the extent permitted under applicable law. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, including by delivery of shares of Common Stock (including, if applicable, RSU Shares).
______________________________________

4. The bracketed language is included in all awards other than those to employees in the United States.
5. The bracketed language is included in all awards other than those to employees in the United States.
6. The bracketed language is included in awards to employees in the United States.
7. The bracketed language is included in awards to employees in Belgium.
8. The bracketed language is included in awards to employees in the United Kingdom.
9. The bracketed language is included in awards other than those to employees in Portugal.
10. The bracketed language is included in awards to employees in Portugal.

6. Controlling Provisions.
Except as otherwise expressly provided herein, this Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the same meanings as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, this Agreement shall control. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
7. Amendment; Section 409A of the Code.
To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan; provided that no such amendment shall impair the Participant’s rights hereunder without his or her prior written consent. While the Company does not guarantee any particular tax treatment with respect to the RSUs and the RSU Shares (or, if applicable, the Cash Amount), payment of the RSU Shares (or, if applicable, the Cash Amounts) is intended either to qualify as a “short-term deferral” under Section 409A of the Code or to comply with Section 409A. Notwithstanding anything contained herein to the contrary, (a) if the RSUs constitute nonqualified deferred compensation under Section 409A of the Code, a termination of the Participant’s employment shall not be deemed to have occurred for purposes of payment of the RSU Shares (or, if applicable, the Cash Amount) unless such termination also constitutes a “separation from service” under Section 409A of the Code, and all references in this Agreement to “Termination”, “Involuntary Termination” or like terms shall be deemed to mean “separation from service,” and (b) if the Committee considers the Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of the Participant’s Termination and such Termination constitutes a “separation from service” under Section 409A, any distribution that otherwise would be made to the Participant with respect to the RSUs as a result of such Termination shall not be made until the date that is six months after such Termination, except to the extent that earlier distribution would not result in the Participant incurring interest or additional tax under Section 409A of the Code.
8. Notices.
Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):
If to the Company, to:
NYSE Euronext
11 Wall Street, 16th Floor
New York, New York 10005
[USA]
Attention: [insert name]
If to the Participant, to the address on file with the Company.
9. No Obligation to Continue Employment.
This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or continue to employ or retain, the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any RSU is outstanding, nor does it modify in any respect the Company’s or its Affiliates’ right to terminate or modify the Participant’s employment or compensation.
10. Dividend Equivalents.
The Company shall determine whether, if any cash dividends (whether regular or extraordinary) are paid on shares of Common Stock at any time that any of the RSUs remain outstanding, the Participant shall be eligible to receive any amounts with respect to such cash dividends, which amounts shall be payable in cash (any such amounts, “Dividend Equivalents”). The amount of any such Dividend Equivalent shall equal the amount of the cash dividend that the Participant would have received on the undistributed RSU Shares, if applicable, had such RSU Shares been distributed to the Participant as of the applicable dividend record date (or, if applicable, the amount of the cash dividend that the Participant would have received on such number of shares of Common Stock that have an aggregate Fair Market Value as of such record date that is equal to the then undistributed Cash Amounts, assuming for such purpose that such shares had been distributed to the Participant as of such record date). Any such Dividend Equivalent shall be paid to the Participant on or within 30 days after the date on which the applicable dividend is paid.

[11. Representations.
Each of the parties hereby represents and warrants that (a) such party is fully authorized to enter into this Agreement and to perform such party’s obligations under it, (b) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document or, in the case of the Company, any agreement among holders of its Common Stock, (c) upon the execution of this Agreement by the Company and the Participant, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms except to the extent enforceability may be limited by applicable law.]11

[11][12]. Issuance of Common Stock.
The Participant agrees that the Company shall not be obligated to deliver any RSU Shares, if applicable, if the Company reasonably determines that such sale or delivery would violate any applicable law, rule or regulation of any governmental authority or any applicable rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. In the event of any such restriction (other than one due to insider trading issues), the Company shall take all such action as may be necessary or appropriate to eliminate such restriction at the earliest practicable date. All RSU Shares, if applicable, when issued shall be duly authorized and shall be (a) validly issued, fully paid and non-assessable, (b) registered for sale, and for resale, by the Participant under federal and state securities laws and shall remain registered so long as the shares may not be freely sold in the absence of such registration and (c) listed, or otherwise qualified, for trading in the United States, on each national securities exchange or national securities market system on which the Common Stock is listed or qualified. Except as expressly provided herein, the Company shall not otherwise have any right not to deliver the RSU Shares, if applicable.
[12][13]. Miscellaneous.
     (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
     (b) Provisions contained in the Employment Agreement, if applicable, relating to golden parachute tax, mitigation and offset, resolution of disputes, governing law and survival of the Employment Agreement are incorporated mutatis mutandis into this Agreement.
     (c) If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.
[13][14]. Transfer of Personal Data.
[The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data information related to the RSUs, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country. This authorization/consent is freely given by the Participant.]12
[The Participant consents to the holding and processing of data about him and his dependants (including sensitive personal data) for the purposes of administering the RSUs granted hereunder and the disclosure of such data (even outside the European Union) to the Company and/or any Affiliate and to any potential purchaser thereof and to the advisors of the Company and/or any Affiliate and to the Committee (or its authorized delegate).]13
[14][15]. Form of Settlement
(a) Notwithstanding anything in this Agreement or, if applicable, the Employment Agreement to the contrary, if, prior to the Merger Closing, the Company’s shareholders do not approve an amendment to the Plan that would permit the RSUs to be settled in shares of Common Stock, then, with respect to each RSU that is outstanding as of the Merger Closing and that converts into a restricted stock unit denominated in shares of the Acquirer’s common stock pursuant to the terms of the Merger Agreement, the Acquirer shall have the right to determine, in its sole discretion, whether the Participant shall receive, in settlement of each such RSU, at the time such RSU vests and settles in accordance with its terms, either (i) the number of shares of the Acquirer’s common stock that is subject to such RSU, as determined by the Acquirer in accordance with the terms of the Merger Agreement, or (ii) an amount in cash equal to the aggregate fair market value of such number of shares of the Acquirer’s common stock, as determined by the Acquirer in good faith.
__________________________________

11. The bracketed language is included in awards other than those to employees in the United States.
12. This provision is included in all awards other than those to employees in the United Kingdom.
13. This provision is included in awards to employees in the United Kingdom.

  (b) By accepting the RSUs subject to this Agreement, the Participant agrees that, notwithstanding anything in any prior agreement pursuant to which the Participant was granted restricted stock units that were outstanding as of December 20, 2012 (each such unit, a “Prior RSU”) or, if applicable, the Employment Agreement, each Prior RSU that vests prior to the date that the Company’s shareholders approve an amendment to the Plan that would permit such Prior RSU to be settled in a share of Common Stock shall entitle the Participant to receive the Cash Amount on the applicable vesting date in accordance with the terms of the Plan and such agreement, and such agreement shall be deemed to be amended to incorporate therein mutatis mutandis the cash-settlement provisions of this Agreement; provided, however, that if the Merger Closing occurs, then, with respect to each Prior RSU that is outstanding as of the Merger Closing and that converts into a restricted stock unit denominated in shares of the Acquirer’s common stock pursuant to the terms of the Merger Agreement, the Acquirer shall have the right to determine, in its sole discretion, whether the Participant shall receive, in settlement of each such Prior RSU, either (i) the number of shares of the Acquirer’s common stock that is subject to the Prior RSU, as determined by the Acquirer in accordance with the terms of the Merger Agreement, or (ii) an amount in cash equal to the aggregate fair market value of such number of shares of the Acquirer’s common stock, as determined by the Acquirer in good faith.
[16. Employment Damages Exclusion.
The Participant acknowledges and agrees that participation in the Plan is a matter entirely separate from any pension right or entitlement that the Participant may have pursuant to the Participant’s terms and conditions of employment with the Company and/or its Affiliates. The Participant understands and agrees that if he leaves the employment of the Company and/or its Affiliates or otherwise ceases to be an Eligible Employee, he shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.]14
[15][16][17]. NO ACQUIRED RIGHTS.
THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT: (A) THE COMPANY MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) [SUBJECT TO THE EMPLOYMENT AGREEMENT,] THE AWARD OF RESTRICTED STOCK UNITS MADE UNDER THIS AGREEMENT IS EXCEPTIONAL AND UNIQUE AND IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS MADE AT THE SOLE DISCRETION OF THE COMPANY; AND (C) NO PAST GRANTS OR AWARDS (INCLUDING, WITHOUT LIMITATION, THE RESTRICTED STOCK UNITS AWARDED HEREUNDER) GIVE THE PARTICIPANT ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER.
[Signature page follows]

______________________________________

14. This provision is included in awards to employees in the United Kingdom.

[Acceptance of this Agreement by the Participant constitutes acceptance of these terms, effective as of the day and year first set forth above.]15

[IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

NYSE EURONEXT

________________________
Name:
Title:

PARTICIPANT

___________________________]16
[(SIGNATURE REQUIRED)]17

________________________________________

15. This provision is included only in awards to employees in the United States.
16. Signatures are included in awards to employees other than in the United States.
17. The signature of the award recipient is required in awards to employees in Belgium.